Exhibit 10.27

RASER TECHNOLOGIES, INC.

SHARE CONTRIBUTION AGREEMENT

THIS SHARE CONTRIBUTION AGREEMENT (this “Agreement”), dated as of April 7, 2005 by and between Raser Technologies, Inc., a Utah corporation (the “Company”), and Kraig Higginson (the “Shareholder”).

WHEREAS:

A. The Company has entered into that certain Securities Purchase Agreement dated as of April 4, 2005 (the “Purchase Agreement”), pursuant to which the Company will issue and sell shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) to the investors listed on the Schedule of Buyers attached as Exhibit A to the Purchase Agreement; and

B. It is a condition to the closing of the sale and issuance of the Series C Preferred Stock pursuant to the Purchase Agreement that the Shareholder execute and deliver this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing and of the covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Transfer of Shares.

(a) Contingent upon the Closing (as such term is defined in the Purchase Agreement) and subject to the terms and conditions set forth herein, the Shareholder hereby agrees to transfer to the Company up to 2,000,000 shares of the Common Stock (the “Shares”), which Shares shall be held in escrow subject to and in accordance with Section 4 below (the “Transfer”).

(b) In the event that the Company is required to issue more than 833,333 shares of Common Stock in the aggregate (the “Limit”) to effect the conversion of the outstanding shares of the Series C Preferred Stock as contemplated by the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designations”), then with respect to each conversion of Series C Preferred Stock effected pursuant to the Certificate of Designations, the Escrow Agent (as defined in Section 4 below) will transfer and deliver to the Company such number of Shares equal to the number of shares of Common Stock issuable upon such conversion of Series C Preferred Stock in excess of the Limit up to a aggregate maximum of 2,000,000 Shares.

2. Representations and Warranties Regarding the Shares. In connection with the Transfer, the Shareholder hereby represents and warrants to the Company as follows:

(a) The Shareholder has and on the date of the Transfer will have valid and unencumbered title to the Shares and full right, power and authority to enter into this Agreement and to assign, transfer and deliver the Shares on the date of the Transfer; and upon the delivery of the Shares on the date of the Transfer, the Company will acquire unencumbered title to the Shares to be delivered by the Shareholder upon the date of the Transfer.

(b) There are no contracts, agreements or understandings between the Shareholder and any person that would give rise to a valid claim with respect to the Shares.

3. Stock Splits, etc. If, from time to time during the term of this Agreement: (a) there is any stock dividend or liquidating dividend of cash or property, stock split, or other change in the character or amount of any of the outstanding securities of the Company; or (b) there is any liquidation or consolidation or merger of the Company with another corporation; then, in such event, any and all new, substituted or additional securities, or other property to which the Shareholder is entitled by reason of the Shareholder’s ownership of the Shares shall be immediately subject to this Agreement and be included in the word “Shares” for all purposes with the same force and effect as the Shares presently subject to the this Agreement. In the event of any cash dividend or liquidating distribution made with respect to the Shares, the Company may apply the amount thereof against any indebtedness owed by the Shareholder to the Company.

4. Escrow. As security for the faithful performance of the terms of this Agreement, and to ensure the availability for delivery of the Shares, the Shareholder hereby pledges and will deliver within 10 business days of the date hereof for deposit with the Secretary of the Company, or such other person designated by the Company, as escrow agent in this transaction (“Escrow Agent”), a stock assignment duly endorsed (with date and number of shares blank) in substantially the form attached hereto as Exhibit A, together with the certificate or certificates evidencing the Shares. Such documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the following instructions of the Company and the Shareholder.

(a) In the event that the Company is required to issue a number of shares of Common Stock in excess of the Limit to effect the conversion of the outstanding shares of the Series C Preferred Stock as contemplated by the Certificate of Designations, the Shareholder and the Company hereby irrevocably authorize and direct the Escrow Agent to transfer and deliver to the Company, with respect to each conversion of Series C Preferred Stock effected pursuant to the Certificate of Designations, that number of Shares equal to the number of shares of Common Stock issuable upon such conversion of Series C Preferred Stock in excess of the Limit up to a aggregate maximum of 2,000,000 Shares.

(b) In connection with such transfer, the Escrow Agent is directed to (i) date the stock assignment necessary for the transfer in question, (ii) fill in the number of Shares necessary to be transferred, and (iii) deliver such assignment, together with the certificate or certificates evidencing the Shares to be transferred, to the Company.

(c) The Shareholder irrevocably authorizes the Company to deposit with the Escrow Agent any certificates evidencing the Shares to be held by the Escrow Agent hereunder and any additions and substitutions to said Shares as defined herein. The Shareholder irrevocably constitutes and appoints the Escrow Agent as the Shareholder’s attorney-in-fact and agent for the term of this Agreement to execute and deliver all instruments and documents and do such other acts and things as may be necessary and appropriate to effectuate this Agreement and to complete any transaction contemplated herein.

(d) Following the earlier to occur of (i) the Mandatory Conversion Date (as defined in the Certificate of Designation), and (ii) such time as there are no shares of Series C Preferred Stock outstanding, the Escrow Agent is directed to deliver any Shares not transferred to the Company pursuant to Section 1(b) and Section 4(a) above to the Shareholder within 15 days of such event.

If at the time of termination of this Agreement, the Escrow Agent has in the Escrow Agent’s possession any documents, securities, or other property belonging to the Shareholder, the Escrow Agent shall deliver such property to the Shareholder and be discharged of all further obligations hereunder.

(e) The responsibilities of the Escrow Agent hereunder shall terminate if the Escrow Agent shall cease to be Secretary of the Company or if the Escrow Agent shall resign by written notice to each party. In the event of any such termination or resignation, the Company shall appoint a successor Escrow Agent. In the absence of such appointment, the Chief Executive Officer of the Company shall be the Escrow Agent.

(f) It is understood and agreed that should any dispute arise with respect to the delivery, ownership, or right of possession of the Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized to retain without liability to anyone all or any part of said Shares until such disputes shall have been settled either by mutual written agreement of the Company and the Shareholder or by a final order, decree, or judgment of the arbitrator, if applicable, or of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend such proceedings.

(g) By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of executing the instructions set forth in this Section 4 and does not otherwise become a party to this Agreement.

5. Rights as Shareholder. Subject to the provisions and limitations hereof, the Shareholder may, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Shares.

6. Severability. The Shareholder agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses. In addition, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah as such laws are applied to agreements entered into and to be performed entirely within Utah by Utah residents.

8. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (a) upon personal delivery, (b) three (3) days following deposit in the United States Post Office, by regular or certified mail with postage and fees prepaid, addressed, if to the Shareholder, at the Shareholder’s address shown on the signature page of this Agreement and, if to the Company, at the address of its principal corporate offices shown on the signature page of this Agreement, or at such other address as either party may designate by ten (10) days’ advance written notice to the other party, or (c) one (1) day following delivery, with delivery fees prepaid and addressed as provided above, to an overnight delivery carrier.

9. Assignment. The Company may assign its rights and delegate its duties under this Agreement. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Shareholder and the Shareholder’s heirs, executors, administrators, successors, and assigns. This Agreement may not be assigned by the Shareholder without the prior written consent of the Company.

10. Consideration. Shareholder agrees and acknowledges that Shareholder shall not receive any cash or other consideration in exchange for the Transfer of the Shares except as specifically provided herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

RASER TECHNOLOGIES, INC.

By:
Brent M. Cook
Chief Executive Officer

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

STOCKHOLDER:

Kraig Higginson

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

For the limited purposes stated in the Agreement:

ESCROW AGENT:

Jonathan Reid
Secretary of Raser Technologies, Inc.

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, ____________ hereby sells, assigns, and transfer unto,__________ ____________, _____________ (            ) shares of the Common Stock of Raser Technologies, Inc. (the “Company”) standing in the undersigned’s name on the books of said corporation, represented by Certificate No. _______, and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated: _____________ ___, ______

Print Name:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The sole purpose of this assignment is to enable the Company to exercise its rights as set forth in this Share Contribution Agreement, without requiring additional signatures on the part of the assignor. This assignment cannot be used for any other purpose.